    As filed with the Securities and Exchange Commission on November 2, 2000

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ---------------

                              BROADCOM CORPORATION
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                           33-0480482
  (State or other jurisdiction                                (IRS Employer
of incorporation or organization)                           Identification No.)

                  16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92618
               (Address of principal executive offices) (Zip Code)

                                ---------------

               ALTIMA COMMUNICATIONS, INC. 1997 STOCK OPTION PLAN
          INNOVENT SYSTEMS, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN
          INNOVENT SYSTEMS, INC. 2000 STOCK OPTION/STOCK ISSUANCE PLAN
AMENDED AND RESTATED PUYALLUP INTEGRATED CIRCUIT COMPANY 1996 STOCK OPTION PLAN
                   (EACH AS ASSUMED BY BROADCOM CORPORATION)

                                ---------------

                            (Full title of the Plans)

                                ---------------

                              DAVID A. DULL, ESQ.
       VICE PRESIDENT OF BUSINESS AFFAIRS, GENERAL COUNSEL AND SECRETARY
                              BROADCOM CORPORATION
                  16215 ALTON PARKWAY, IRVINE, CALIFORNIA 92618
                     (Name and address of agent for service)
                                 (949) 450-8700
          (Telephone number, including area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM
               TITLE OF SECURITIES                             TO BE          OFFERING PRICE        AGGREGATE          AMOUNT OF
                TO BE REGISTERED                           REGISTERED(1)       PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Altima Communications, Inc.
1997 Stock Option Plan                                      875,036 shares         $34.911         $30,548,381.80        $8,064.77
  Broadcom Class A common stock, $.0001 par value
------------------------------------------------------------------------------------------------------------------------------------
Innovent Systems, Inc.
1999 Stock Option/Stock Issuance Plan                        28,891 shares          $1.657             $47,872.39           $12.64
  Broadcom Class A common stock, $.0001 par value
------------------------------------------------------------------------------------------------------------------------------------
Innovent Systems, Inc.
2000 Stock Option/Stock Issuance Plan                       577,035 shares         $59.903         $34,566,127.61        $9,125.46
  Broadcom Class A common stock, $.0001 par value
------------------------------------------------------------------------------------------------------------------------------------
Amended and Restated Puyallup Integrated Circuit Company
1996 Stock Option Plan                                      139,993 shares        $106.000         $14,839,258.00        $3,917.56
  Broadcom Class A common stock, $.0001 par value
------------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,620,955 shares                         $80,001,639.80       $21,120.43
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Broadcom's Class A common stock which become issuable under the Altima Communications, Inc. 1997 Stock Option Plan, Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan, Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan and Puyallup Integrated Circuit Company 1996 Stock Option Plan (each as assumed by Broadcom Corporation) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Broadcom's receipt of consideration which results in an increase in the number of Broadcom's outstanding shares of Class A common stock.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the weighted average exercise price of the outstanding options.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Broadcom Corporation hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

        (a) Broadcom's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000;

        (b) Broadcom's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the SEC on May 15, 2000; and the fiscal quarter ended June 30, 1999, filed with the SEC on August 14, 2000;

        (c) Broadcom's Current Reports on Form 8-K filed with the SEC on February 1, 2000; February 29, 2000; March 6, 2000; March 24, 2000;
            June 2, 2000; June 14, 2000; June 30, 2000; July 21, 2000; August 2,
            2000; August 4, 2000; August 9, 2000; August 16, 2000; September 22,
            2000; October 11, 2000; October 18, 2000; October 19, 2000 and
            October 23, 2000; and Broadcom's Current Reports on Form 8-K/A filed with the SEC on July 10, 2000 and October 2, 2000; and

        (d) Broadcom's Registration Statement No. 000-23993 on Form 8-A filed with SEC on April 6, 1998, including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to Broadcom's Class A common stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Broadcom's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the "California Law"). Under the California Law, a director's liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law or (vii) improper dividends, loans and guarantees under Section 316 of the California Law. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom's shareholders for any violation by a director of the director's fiduciary duty to Broadcom or its shareholders.

        Broadcom's Articles of Incorporation also include an authorization for Broadcom to indemnify its "agents" (as defined in Section 317 of the California
Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom's Bylaws provide for indemnification of Broadcom's directors, officers and employees. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom's Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Law and Broadcom's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

   Exhibit
   Number      Exhibit
   -------     -------
    4.1        Instruments Defining the Rights of Stockholders. Reference is
               made to Broadcom's Registration Statement No. 000-23993 on Form
               8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).

    5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP.

   23.1        Consent of Ernst & Young LLP, Independent Auditors.

   23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.1.

   24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

   99.1        Altima Communications, Inc. 1997 Stock Option Plan, as amended.

   99.2 Form of Non-Statutory Stock Option Agreement for Altima Communications, Inc. 1997 Stock Option Plan, as amended.

   99.3 Form of Incentive Stock Option Agreement for Altima Communications, Inc. 1997 Stock Option Plan, as amended.

   99.4        Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.5 Form of Notice of Grant of Stock Option and Stock Option Agreement for Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.6 Form of Stock Purchase Agreement for Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.7        Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.8 Form of Notice of Grant and Stock Option Agreement for Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.9 Form of Stock Purchase Agreement for Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.10 Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

   99.11 Form of Stock Option Agreement for Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

   99.12 Form of Repurchase and Right of First Refusal Agreement for Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

   99.13 Form of Stock Option Assumption Agreement--Altima Communications, Inc. 1997 Stock Option Plan.

   99.14 Form of Stock Option Assumption Agreement--Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.15 Form of Stock Option Assumption Agreement--Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.16 Form of Stock Option Assumption Agreement--Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

Item 9. Undertakings

        A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Altima Communications, Inc. 1997 Stock Option Plan, Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan, Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan and/or Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 2nd day of November, 2000.


                                          BROADCOM CORPORATION


                                          By: /s/ HENRY T. NICHOLAS  III
                                              ----------------------------------
                                              Henry T. Nicholas III, Ph.D.
                                              President, Chief Executive Officer
                                              and Co-Chairman

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Henry T. Nicholas III and Henry Samueli and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                                        DATE
---------                                 -----                                        ----
/s/ HENRY T. NICHOLAS  III                President, Chief Executive Officer           November 2, 2000
------------------------------------      and Co-Chairman
    Henry T. Nicholas III, Ph.D.          (Principal Executive Officer)


/s/ HENRY SAMUELI                         Vice President of Research &                 November 2, 2000
------------------------------------      Development, Chief Technical Officer
    Henry Samueli, Ph.D.                  and Co-Chairman


/s/ WILLIAM J. RUEHLE                     Vice President and Chief Financial           November 2, 2000
------------------------------------      Officer (Principal Financial Officer)
    William J. Ruehle


/s/ SCOTT J. POTERACKI                    Corporate Controller and Senior              November 2, 2000
------------------------------------      Director of Finance (Principal
    Scott J. Poteracki                    Accounting Officer)


/s/ ALAN E. ROSS                          Director                                     November 2, 2000
------------------------------------
    Alan E. Ross


/s/ MYRON S. EICHEN                       Director                                     November 2, 2000
------------------------------------
    Myron S. Eichen


/s/ WERNER F. WOLFEN                      Director                                     November 2, 2000
------------------------------------
    Werner F. Wolfen

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              BROADCOM CORPORATION

                                 EXHIBIT INDEX

   Exhibit
   Number      Exhibit
   -------     -------
    4.1        Instruments Defining the Rights of Stockholders. Reference is
               made to Broadcom's Registration Statement No. 000-23993 on Form
               8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d).

    5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP.

   23.1        Consent of Ernst & Young LLP, Independent Auditors.

   23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.1.

   24.1 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

   99.1        Altima Communications, Inc. 1997 Stock Option Plan, as amended.

   99.2 Form of Non-Statutory Stock Option Agreement for Altima Communications, Inc. 1997 Stock Option Plan, as amended.

   99.3 Form of Incentive Stock Option Agreement for Altima Communications, Inc. 1997 Stock Option Plan, as amended.

   99.4        Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.5 Form of Notice of Grant of Stock Option and Stock Option Agreement for Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.6 Form of Stock Purchase Agreement for Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.7        Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.8 Form of Notice of Grant and Stock Option Agreement for Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.9 Form of Stock Purchase Agreement for Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.10 Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

   99.11 Form of Stock Option Agreement for Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

   99.12 Form of Repurchase and Right of First Refusal Agreement for Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.

   99.13 Form of Stock Option Assumption Agreement--Altima Communications, Inc. 1997 Stock Option Plan.

   99.14 Form of Stock Option Assumption Agreement--Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan.

   99.15 Form of Stock Option Assumption Agreement--Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan.

   99.16 Form of Stock Option Assumption Agreement--Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan.